                                   [REX LOGO]


News Announcement                                         For Immediate Release

For further information contact:

Douglas Bruggeman                          Joseph N. Jaffoni, Stewart A. Lewack
Vice President, Finance                    Jaffoni & Collins Incorporated
937/276-3931                               212/835-8500 or rsc@jcir.com


                    REX STORES REPORTS SECOND QUARTER RESULTS

Dayton, Ohio (September 4, 2003) -- REX Stores Corporation (NYSE: RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store merchandise sales for the Company's fiscal 2003 second quarter ended July 31, 2003.

Net income in the fiscal 2003 second quarter was $3.2 million, or $0.25 per diluted share, compared to net income of $5.4 million, or $0.37 per diluted share, in the second quarter of fiscal 2002. Per share results are based on 12,626,000 and 14,728,000 diluted weighted average shares outstanding for the fiscal 2003 and 2002 periods, respectively.

Net sales in the fiscal 2003 second quarter fell 2% to $91.4 million from $93.1 million in the fiscal 2002 second quarter. Comparable store sales for the three months ended July 31, 2003 were flat when compared to the same period in 2002. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

Net income in the first half of fiscal 2003 was $6.3 million, or $0.50 per diluted share, compared to net income of $9.6 million, or $0.65 per diluted share, in the first half of fiscal 2002. Per share results are based on 12,567,000 and 14,755,000 diluted weighted average shares outstanding for the first halves of fiscal 2003 and 2002, respectively, and reflect a 3-for-2 stock split paid in February 2002. Net sales in the first half of fiscal 2003 were essentially flat at $186.8 million compared to the first half of fiscal 2002, while comparable store sales rose 2%.

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


REX Stores Reports Second Quarter Results, 9/4/03                         page 2

Net income for the second quarter and first half of 2003 reflects approximately $3.1 million and $6.2 million, respectively, of pre-tax investment income from the sales of the Company's entire Partnership interest in a synthetic fuel limited partnership. As previously disclosed, the IRS is auditing this limited partnership. Of the amount stated above, approximately $1.9 million and $3.7 million for the second quarter and first half of 2003, respectively, of the payments relating to sales of certain portions of the limited partnership interest due the Company during the periods are being held in escrow pending the results of the IRS audit. Future payments due the Company relating to certain of these sales will also be held in escrow pending the completion of the IRS audit.

Commenting on the results, Stuart Rose, Chairman and Chief Executive Officer, stated, "Fiscal 2003 second quarter air conditioner sales were lower than those in the year-ago period. Excluding this product, comparable store sales, which were flat for the fiscal 2003 second quarter, would have risen approximately 5%, an overall sales trend consistent with fiscal 2003 first quarter results."

During the fiscal 2003 second quarter, REX purchased approximately 187,200 shares of its common stock. As of September 3, 2003, the Company had approximately 170,500 authorized shares remaining available to purchase under its authorized stock buy-back program.

The Company will host a conference call and webcast today at 11:00 a.m. EDT, which are open to the general public. The conference call numbers are 212-346-6424 or 415-537-1836; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.vcall.com; please allow 15 minutes to register and download and install any necessary software. Following its completion, a telephonic replay of the call can be accessed from 1:00 p.m. to 8:00 p.m. EDT that day by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21159408. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.vcall.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of July 31, 2003, the Company operated 249 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things, the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products and technological changes.

                                 -tables follow-

REX Stores Reports Second Quarter Results, 9/4/03                         page 3


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)


                                                 Three Months Ended,     Six Months Ended
                                                 July 31,  July 31,     July 31,  July 31,
                                                   2003      2002         2003      2002
                                                 --------  --------     --------  --------
NET SALES                                         $91,436   $93,070     $186,847  $186,606

COSTS AND EXPENSES:
   Cost of merchandise sold                        63,079    63,740      130,652   130,022
   Selling, general and administrative
     expenses                                      25,979    26,012       51,901    51,017
                                                  -------   -------     --------  --------
Total costs and expenses                           89,058    89,752      182,553   181,039
                                                  -------   -------     --------  --------

INCOME FROM OPERATIONS                              2,378     3,318        4,294     5,567

INVESTMENT INCOME                                      23       133           40       283
INTEREST EXPENSE                                   (1,297)   (1,267)      (2,497)   (2,850)
GAIN ON SALE OF REAL ESTATE                            --        --          386        --
INCOME FROM LIMITED PARTNERSHIPS                    3,119     5,004        6,183     9,640
                                                  -------   -------     --------  --------

Income before provision for income taxes            4,223     7,188        8,406    12,640

PROVISION FOR INCOME TAXES                          1,056     1,797        2,101     3,065
                                                  -------   -------     --------  --------

NET INCOME                                        $ 3,167   $ 5,391     $  6,305  $  9,575
                                                  =======   =======     ========  ========
WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                10,705    12,522       10,821    12,411
                                                  =======   =======     ========  ========

BASIC NET INCOME PER SHARE *                      $  0.30   $  0.43     $   0.58  $   0.77
                                                  =======   =======     ========  ========

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                              12,626    14,728       12,567    14,755
                                                  =======   =======     ========  ========

DILUTED NET INCOME PER SHARE *                    $  0.25   $  0.37     $   0.50  $   0.65
                                                  =======   =======     ========  ========

* All per share amounts have been adjusted to reflect a 3-for-2 split of the Company's common stock paid on February 11, 2002.


                                     (more)




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REX Stores Reports Second Quarter Results, 9/4/03                         page 4


                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                             July 31,     January 31,  July 31,
                                                               2003          2003       2002
                                                             ---------    -----------  --------
ASSETS:

     Cash and cash equivalents                               $   2,116      $   1,380  $  10,039
     Accounts receivable, net                                    1,844          3,413        548
     Synthetic fuel receivable                                     400          6,619      3,327
     Merchandise inventory                                     169,101        142,063    138,860
     Prepaid expenses and other                                  3,068          2,567      3,073
     Future income tax benefits                                 10,350         10,350     12,614
                                                             ---------      ---------  ---------
          Total current assets                                 186,879        166,392    168,461

PROPERTY AND EQUIPMENT, NET                                    133,439        134,563    136,940
OTHER ASSETS                                                     2,434          1,656         --
FUTURE INCOME TAX BENEFITS                                       6,070          6,070      7,320
SYNTHETIC FUEL ESCROW                                           10,042             --         --
RESTRICTED INVESTMENTS                                           2,250          2,241      2,232
                                                             ---------      ---------  ---------

          Total assets                                       $ 341,114      $ 310,922  $ 314,953
                                                             =========      =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Notes payable                                           $  30,775      $  13,451  $      65
     Current portion of long-term debt                           6,478          5,657      4,783
     Current portion, deferred income and deferred gain
        on sale and leaseback                                   11,301         11,107     11,096
     Accounts payable, trade                                    45,407         27,417     41,138
     Accrued income taxes                                           51             --      2,847
     Accrued payroll                                             4,495          6,750      4,914
     Other current liabilities                                   8,738          8,669      9,454
                                                             ---------      ---------  ---------
          Total current liabilities                            107,245         73,051     74,297
                                                             ---------      ---------  ---------

LONG-TERM LIABILITIES:
     Long-term mortgage debt                                    60,504         64,426     67,723
     Deferred income                                            13,015         13,993     14,069
     Deferred gain on sale and leaseback                            49            348        646
                                                             ---------      ---------  ---------
          Total long-term liabilities                           73,568         78,767     82,438
                                                             ---------      ---------  ---------

SHAREHOLDERS' EQUITY:
     Common stock                                                  278            277        277
     Paid-in capital                                           121,786        121,282    119,026
     Retained earnings                                         163,945        157,640    144,283
     Treasury stock                                           (125,708)      (120,095)  (105,368)
                                                             ---------      ---------  ---------
          Total shareholders' equity                           160,301        159,104    158,218
                                                             ---------      ---------  ---------

          Total liabilities & shareholders' equity           $ 341,114      $ 310,922  $ 314,953
                                                             =========      =========  =========



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